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                      Consent of Coopers & Lybrand, L.L.P.
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CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement on Form S-8 and related prospectus of QPQ Corporation, for the registration of 1,000,000 shares of its Common stock, of our report, which includes an explanatory paragraph relating to the Company's ability to continue as a going concern, dated March 29, 1996, on our audit of the consolidated financial statements of QPQ Corporation as of and for the year ended December 31, 1995, which report is included in the Company's 1996 Annual Report on Form 10-KSB.





/s/ Coopers & Lybrand L.L.P.

Coopers & Lybrand L.L.P.

Miami, Florida
September 30, 1997